                                                                    Exhibit 10.1

                         DIRECTOR COMPENSATION AGREEMENT

      THIS DIRECTOR COMPENSATION AGREEMENT (the "Agreement") is made as of this 22nd day of March 2005, by and between ARCADIA RESOURCES, INC., a Nevada corporation (the "Company") and JOHN T. THORNTON, a Florida resident ("Thornton").

                                 R E C I T A L S

      A. Thornton is currently a member of the Board of Directors and the Audit Committee Chairman of the Company.

      B. The Company desires that Thornton exert his utmost efforts in such capacities to improve the business and increase the assets of the Company.

      C. Simultaneously herewith, the Company and Thornton have executed a Stock Option Agreement relative to Thornton's annual compensation for being a Director and Audit Committee Chairman of the Company.

      NOW, THEREFORE, in consideration of the foregoing and Thornton's service to the Company as a Director and Audit Committee Chairman/Member, the Company agrees to compensate Thornton as follows:

      1. ANNUAL RETAINER AND AUDIT COMMITTEE CHAIR FEE. The Company is awarding Thornton annual stock options for the Company's common stock with an aggregate value of $28,000, consisting of a $25,000 annual retainer and a $3,000 annual audit chair fee. The number of shares being awarded pursuant to such stock options will be determined utilizing acceptable modeling techniques mutually agreeable by Thornton and the Company. The details of such options are set forth in the Stock Option Agreement executed on even date hereof.

      2. MEETING FEES. Thornton shall receive the following additional compensation in exchange for his role as a Director and Audit Committee Chairman/Member of the Company:

            (a) For each Board of Directors meeting attended by Thornton, either in person or by means of telephonic conference, Thornton shall be paid $1,000, which shall be payable in common stock of the Company.

            (b) For each Audit Committee meeting attended by Thornton, either in person or by means of telephonic conference, Thornton shall be paid $500, which shall be payable in common stock of the Company.

            The number of shares issued shall be determined by dividing $1,000 in the case of a Board of Directors meeting, and $500 in the case of an Audit Committee meeting, by the stock price of the Company's common stock quoted at the close of business on the date of such meeting or the last business day preceding such meeting if such meeting is held on a weekend or a legal holiday.

      3. EXPENSES. Thornton shall additionally be reimbursed for all reasonable expenses incurred by him in connection with his positions as Director and Audit Committee Chairman/Member.

      4. JUNE 22, 2004 MEETINGS. For purposes of determining the number of shares of Company common stock to be issued to Thornton in connection with the June 22, 2004 Board of Directors and Audit Committee meetings, the value of the Company's common stock shall be assumed to have been $.50 per share at such time.

      5. INSTRUCTIONS TO TRANSFER AGENT. Within a reasonable period of time, not to exceed forty-five (45) days, the Company shall issue a letter of instruction to the Company's transfer agent directing the agent to issue all shares owing Thornton pursuant to this Agreement.

      6. BINDING EFFECT. Except as herein otherwise expressly provided, this Agreement shall be binding and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

      7. WITHHOLDING. Thornton agrees to cooperate with the Company to take all of the steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation in connection herewith.

      8. MISCELLANEOUS. This Agreement shall be construed under the laws of the State of Michigan, without application to the principles of conflicts of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         ARCADIA RESOURCES, INC.,

                                         a Nevada corporation

                                         By:      /s/ JOHN E. ELLIOTT, II
                                             -------------------------------
                                             John E. Elliott, II
                                        Its: Chairman and CEO
                                             -----------------------------------


                                             /s/ JOHN T. THORNTON
                                         ---------------------------------------
                                         John T. Thornton